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Jim Ankner (Corporate Press/Investor Relations)
Take-Two Interactive Software, Inc.
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james.ankner@take2games.com" james.ankner@take2games.com

Take-Two Interactive Software, Inc. Announces
Preliminary and Unaudited Fiscal 2005 Financial Results

New York, NY - January 5, 2006 - Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced preliminary and unaudited financial results of $1.2 billion in net sales and diluted net income per share of $0.53 for its fiscal year ended October 31, 2005 and $308 million in net sales and $0.27 in diluted net income per share for its fiscal 2005 fourth quarter. These figures are considered preliminary due to the need for additional time to finalize the Company’s year-end results, including its assessments required for its first year of reporting under Section 404 of the Sarbanes-Oxley Act.

Take-Two expects to file its Form 10-K within the timeframe required by the Securities and Exchange Commission. The Company’s diluted earnings per share for the periods above do not include the impact of adopting FASB 123(R), requiring the expensing of employee stock options beginning on November 1, 2005.

Guidance

Take-Two is revising its fiscal 2006 first quarter guidance to reflect the continued retail weakness for video game software during the holiday selling season in both North America and Europe, as well as the movement into the second quarter of Top Spin 2 for the Xbox 360™ video game and entertainment system from Microsoft, Nintendo DS™ and Game Boy® Advance and College Hoops 2K6 for the Xbox 360 to provide additional development time. The Company now expects $230 to $250 million in net sales and a net loss per share for the first quarter ending January 31, 2006.

Due to the continued uncertainties related to the retail environment and the timing and consumer acceptance of new video game hardware and software, as well as the timing of the Company’s new product releases during 2006, Take-Two is not providing financial guidance for the fiscal year ending October 31, 2006, but now expects net revenue and earnings per share for fiscal 2006 to be significantly below the financial guidance previously provided by the Company and current analyst consensus estimates.

Fourth Quarter Highlights

In the fourth quarter, Rockstar released Grand Theft Auto: Liberty City Stories exclusively for the PSP™ (PlayStation®Portable) system and The Warriors for the PlayStation®2 and the Xbox® video game and entertainment system from Microsoft. Grand Theft Auto: Liberty City Stories was the number one selling title for the PSP in the U.S. in October and November as estimated by NPD Funworld®*. Also in the fourth quarter, Rockstar released Grand Theft Auto: The Trilogy for Xbox and Grand Theft Auto: San Andreas -Special Edition for PlayStation 2.

Fourth quarter titles from 2K Games included Sid Meier’s Civilization IV for PC; Shattered Union and Serious Sam II, both for Xbox and PC; Zathura for PlayStation 2 and Xbox; Call of Cthulhu: Dark Corners of the Earth™ for Xbox; Vietcong 2 for PC and the North American release of Conflict: Global Terror on multiple platforms. 2K Sports’ fourth quarter releases included NBA 2K6, NHL 2K6, and Major League Baseball 2K5: World Series Edition, all for PlayStation 2 and Xbox; Top Spin for PlayStation 2; and World Poker Tour on multiple platforms. Global Star Software’s fourth quarter releases included SPLAT Magazine Renegade Paintball for Xbox and PC; Mall Tycoon 3 for PC; and console titles for Codename: Kids Next Door and Dora the Explorer.

At the Company’s Jack of All Games distribution business, sales in the fourth quarter decreased approximately 5% year over year due primarily to lower sales volume of software titles and a decrease in average selling prices of interactive entertainment products as the industry transitions to next-generation platforms. Jack of All Games is focused on improving fiscal 2006 performance through increased sales of value-priced exclusive titles, hardware and software bundles and multi-game compilations.

Fiscal 2006 Products

Fiscal 2006 first quarter releases included NBA 2K6, NHL 2K6 and Amped 3, all for the Xbox 360 from 2K Sports, with Torino 2006 for PlayStation 2, Xbox and PC planned for later in the quarter. Expected fiscal 2006 second quarter releases include The Elder Scrolls IV: Oblivion for PC and Xbox 360 from 2K Games; Top Spin 2 for the Xbox 360, Nintendo DS and Game Boy Advance, College Hoops 2K6 for Xbox 360, and Major League Baseball 2K6 for PlayStation 2, Xbox, Xbox 360, PSP, and Nintendo GameCube™ from 2K Sports; and Sudoku Fever™ for Game Boy Advance and Hummer Badlands for PlayStation 2 and Xbox from Global Star.

Additional products expected for fiscal 2006 from Rockstar Games include Grand Theft Auto: Liberty City Stories for a current generation console system, tentatively planned for release in the second quarter, Bully for PlayStation 2 and Xbox, two new titles for the PSP handheld system, including an all-new Grand Theft Auto, a title based on a new brand for the Xbox 360 and a sequel of a Rockstar brand. We also expect The Da Vinci Code, Prey, and 24: The Game from 2K Games; and various other sports titles including NBA 2K7 from 2K Sports; and Family Feud for multiple platforms from Global Star.

Management Comments

Paul Eibeler, President and Chief Executive Officer, stated, “Clearly, the holiday season did not live up to anyone’s expectations. While it is difficult to assess the impact of the hardware transition on our industry in 2006, we remain confident in the resilience and future prospects of Take-Two and the global video game business. We have assembled some of the industry’s best development capabilities supported by strong financial resources, and we expect to capture market share in an expanding Xbox 360 installed base and from the anticipated introduction of the PlayStation®3 later this year. We are focused on driving both top and bottom line growth in the video game marketplace by producing high quality titles for a diverse and expanding audience.”

Take-Two also reported today that Gary Lewis has resigned as Global Chief Operating Officer to relocate back to Europe. The Company has initiated a search for his successor.

Conference Call

Take-Two will host a conference call today at 4:30 pm Eastern Time to review its preliminary fiscal year results and to discuss its outlook. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call is available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

*According to NPD Funworld October 2005 and November 2005 estimates of U.S. retail video game sales

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. (NASDAQ: TTWO) is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation® game console, PlayStation®2 computer entertainment system, PSP™ (PlayStation®Portable) system, the Xbox® video game and entertainment system from Microsoft, the Xbox 360™ video game and entertainment system from Microsoft, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Form 10-Q for the quarter ended July 31, 2005 in the section entitled "Cautionary Statement and Risk Factors".

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